As filed with the Securities and Exchange Commission on March 1, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	4953	95-3889638
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

300 E. Mallard Dr.

Suite 300

Boise, ID 83706

(208) 331-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey R. Feeler

President and Chief Operating Officer

US Ecology, Inc.

300 E. Mallard Dr.

Suite 300

Boise, ID 83706

(208) 331-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stephen M. Leitzell, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

(215) 994-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Common Stock, $0.01 par value per share			$100,000,000	$13,640

(1)	Includes an indeterminate number of shares of common stock that may be issued from time to time at indeterminate prices up to a proposed aggregate offering price not to exceed $100,000,000. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 1, 2013

PROSPECTUS

$100,000,000

US ECOLOGY, INC.

Common Stock

We may from time to time offer at the time of our acquisition of businesses, assets or securities of other companies, whether by purchase, merger, exchange offer or any other form of business combination, shares of our common stock in one or more offerings in amounts and on terms as we may determine at the time of the offering. The aggregate initial offering price of all shares of common stock issued under this prospectus will not exceed $100,000,000. This prospectus provides a general description of the shares of common stock we may offer. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any common stock.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired businesses, merging the acquired businesses with us or one of our subsidiaries or acquiring the acquired businesses through one of our subsidiaries. We expect that the price of the common stock we issue will be related to its market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the common stock, when the acquisition is completed or during some other negotiated period. We may issue common stock at fixed offering prices, which may be changed, or at other negotiated prices. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these securities, although we may pay finder’s or broker’s fees in connection with certain acquisitions and, in some cases, we may issue common stock under this prospectus in full or partial payment of such fees. Any person receiving a finder’s or broker’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We may also permit individuals or entities who have received or will receive our common stock in connection with the business combinations described above to use this prospectus to cover resales of that common stock. See “Reselling Securities” for information relating to resales of our common stock pursuant to this prospectus. Our common stock is listed on the NASDAQ Global Market under the symbol “ECOL.” On February 27, 2013, the closing price of our common stock was $24.65.

Investing in our common stock involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2013

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3

US ECOLOGY, INC.	3

FORWARD-LOOKING STATEMENTS	4

RISK FACTORS	5

USE OF PROCEEDS	5

PLAN OF DISTRIBUTION	5

DESCRIPTION OF COMMON STOCK	5

RESELLING SECURITIES	7

LEGAL MATTERS	9

EXPERTS	9

WHERE YOU CAN FIND MORE INFORMATION	9

INFORMATION INCORPORATED BY REFERENCE	9

This prospectus incorporates important business and financial information about the company that is not included in or delivered with this prospectus. This information is publicly available at www.sec.gov, as well as from other sources. See “Where You Can Find More Information” on page 9. You may also obtain the documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

US Ecology, Inc.

300 E. Mallard Dr.

Suite 300

Boise, ID 83706

Attention: Corporate Secretary

(208) 331-8400

To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock with an aggregate initial offering price of up to $100,000,000 in connection with our acquisition of businesses, assets or securities of other companies, whether by purchase, merger, exchange offer or any other form of business combination. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or persons who control the businesses, assets or securities we may acquire. We expect that the price of the common stock we issue will be related to its market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the common stock, when the acquisition is completed or during some other negotiated period. We may issue common stock at fixed offering prices, which may be changed, or at other negotiated prices. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

This prospectus provides you with a general description of our common stock. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our common stock. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room, as discussed below under the heading “Where You Can Find More Information.”

With our consent, certain persons who have received or will receive common stock under this prospectus in connection with acquisitions may use this prospectus to sell such common stock at a later date. We refer to these persons in the prospectus as selling security holders. Please see the information described under the heading “Reselling Securities” to find out more information about resales of common stock by selling security holders.

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted.

The terms “US Ecology, Inc.,” “US Ecology,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to US Ecology, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to US Ecology, Inc.

US ECOLOGY, INC.

US Ecology, through our subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste brokers/aggregators. Headquartered in Boise, Idaho, we are one of the oldest providers of such services in North America. US Ecology and its predecessor companies have been in business for nearly 60 years. We operate within North America and employed 428 people as of February 25, 2013.

Our filings with the SEC are posted on our website at www.usecology.com. The information found on our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by visiting the SEC's Public Reference Room at 100 F Street NE, Washington DC 20549, or by calling the SEC at 1-800-SEC-0330 or by accessing the SEC’s website at www.sec.gov.

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US Ecology was most recently incorporated as a Delaware corporation in May 1987 as American Ecology Corporation. Our principal executive offices are located at 300 E. Mallard Dr., Suite 300, Boise, ID 83706 and our telephone number is (208) 331-8400. More information about us is available through our website at www.usecology.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement. On February 22, 2010, the Company changed its name from American Ecology Corporation to US Ecology, Inc. Our wholly-owned primary operating subsidiaries are US Ecology Nevada, Inc., a Delaware corporation (“USEN”); US Ecology Washington, Inc., a Delaware corporation ("USEW"); US Ecology Texas, Inc., a Delaware corporation (“USET”); US Ecology Idaho, Inc., a Delaware corporation (“USEI”); US Ecology Michigan, Inc., a Michigan corporation (“USEM”); US Ecology Field Services, Inc., a Delaware corporation (“USEFS”), US Ecology Stablex Holdings, Inc., a Delaware corporation (“USESH”); Stablex Canada Inc., a Canadian Federal Corporation (“Stablex”); and Gulfstream TLC Inc., a Delaware corporation (“GI”). US Ecology Illinois, Inc., a California corporation (“USE”), operates our closed property in Sheffield, Illinois. American Ecology Environmental Services Corporation, a Texas corporation (“AEESC”), operates our closed property in Winona, Texas.

FORWARD-LOOKING STATEMENTS

This registration statement on Form S-4 contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. These statements include, among others, statements regarding our financial and operating results, strategic objectives and means to achieve those objectives, the amount and timing of capital expenditures, repurchases of its stock under approved stock repurchase plans, the amount and timing of interest expense, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions include, among others, those regarding demand for Company services, expansion of service offerings geographically or through new or expanded service lines, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include the replacement of non-recurring event clean-up projects, a loss of a major customer, our ability to permit and contract for timely construction of new or expanded disposal cells, our ability to renew our operating permits or lease agreements with regulatory bodies, loss of key personnel, compliance with and changes to applicable laws, rules, or regulations, fluctuations in foreign currency markets, access to insurance, surety bonds and other financial assurances, a deterioration in our labor relations or labor disputes, our ability to perform under required contracts, failure to realize anticipated benefits and operational performance from acquired operations, adverse economic conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, access to cost effective transportation services, lawsuits, market conditions, our willingness or ability to pay dividends, implementation of new technologies and our ability to effectively close and integrate future acquisitions.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent filings, which are incorporated by reference into this prospectus, could harm our business, prospects, operating results, and financial condition.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we do not expect to receive proceeds from the offering of any common stock pursuant to this prospectus other than the businesses, assets or securities acquired in business combination transactions. When this prospectus is used by a selling security holder in a public reoffering or resale of common stock acquired pursuant to this prospectus, we will usually not receive any proceeds from such sale by the selling security holder.

PLAN OF DISTRIBUTION

This prospectus relates to common stock that we may issue from time to time in connection with our acquisition of businesses, assets or securities of other companies. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. In addition to the common stock offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the acquired business through one of our subsidiaries.

We expect that the price of the common stock we issue will be related to its market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the common stock, when the acquisition is completed or during some other negotiated period. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay broker’s fees or finder’s fees in connection with certain acquisitions and, in some cases, we may issue common stock under this prospectus in full or partial payment of such fees. Any person receiving a finder’s and broker’s fee may be deemed an underwriter within the meaning of the Securities Act.

DESCRIPTION OF COMMON STOCK

The following is a brief description of the terms governing our common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our amended and restated by-laws, copies of which have been filed with the SEC and are also available upon request from us.

General

Our Restated Certificate of Incorporation, as amended, provides the authority to issue 50,000,000 shares of common stock, par value $.01 per share. At February 27, 2013, there were 18,398,970 shares of common stock outstanding. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights, preferences and privileges of the holders of shares of any series of preferred stock that we have issued or may issue in the future.

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Voting Rights

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders. Our Restated Certificate of Incorporation, as amended, provides for cumulative voting in connection with the election of directors.

Dividends

The holders of our common stock are entitled to dividends, if any, as our Board of Directors may declare from time to time from funds legally available for that purpose, subject to the holders of other classes of stock, if any, at the time outstanding having prior rights as to dividends, if any.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of creditors, subject to any prior liquidation distribution rights of holders of other classes of stock, if any, at the time outstanding.

Miscellaneous

Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. The outstanding shares of our common stock are, and the shares of common stock to be offered hereby when issued will be, validly issued, fully paid and non-assessable.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “ECOL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Co. and its address and telephone number are 59 Maiden Lane Plaza Level, New York, NY 10038 and (800) 937-5449, respectively.

Delaware Law and Certain Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

The provisions of Delaware law and of our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws discussed below could discourage or make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. Our Board of Directors believes that these charter provisions are appropriate to protect our interests and the interests of our stockholders. A summary of these provisions is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Preferred Stock. Our Restated Certificate of Incorporation, as amended, provides that our Board of Directors may by resolution establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Our preferred stock may entitle its holders to preferences senior to those of the holders of our common stock with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by our Board of Director resolutions issuing such shares. The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of US Ecology, Inc. without further action by the stockholders and may adversely affect voting and other rights of holders of our common stock. In addition, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of our voting stock. At present, we have no plans to issue any shares of preferred stock.

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Stockholders Rights Plan Policy

Stockholder rights plans can protect stockholders against abusive takeover tactics and ensure that each stockholder is treated fairly in an acquisition. Such plans have been effective in connection with bids for control of other companies in giving boards of directors’ time to evaluate offers, investigate alternatives and take steps necessary to maximize value to stockholders. In lieu of adopting a stockholder rights plan, our Board has instead adopted a policy with respect to the adoption of any stockholder rights plan for us in the future.  Our policy, adopted in July 2012 is that we will adopt a stockholder rights plan only if, in the exercise of their fiduciary duties, a majority of the independent directors conclude that it would be in our best interests and those of the holders of the majority of the shares of our common stock. Our Board believes that this policy addresses the legitimate concerns that stockholders have with the use of stockholder rights plans while maintaining its ability to act in the stockholders’ best interests and preserving our flexibility to react to unanticipated situations which may arise without notice.

Number of Directors; Removal; Filling Vacancies

Our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide that our Board of Directors will consist of not less than five and not more than nine directors, the exact number to be fixed from time to time by resolution adopted by our directors. Further, subject to the rights of the holders of any series of our preferred stock, if any, our Amended and Restated Bylaws authorize our Board of Directors to elect additional directors under specified circumstances and fill any vacancies that occur in our Board of Directors by reason of death, resignation, removal, or otherwise. A director so elected by our Board of Directors to fill a vacancy or a newly created directorship holds office until the next election and until his successor is elected and qualified. Subject to the rights of the holders of any series of our preferred stock, if any, our Amended and Restated Bylaws also provide that directors may be removed with or without cause by the affirmative vote of holders of a majority of the combined voting power of the then outstanding stock of US Ecology, Inc.

Indemnification

We have included in our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Law, and to indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

RESELLING SECURITIES

In general, the persons to whom we issue common stock under this prospectus, and any transferees or successors-in-interest of such persons, will be able to resell our common stock in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our common stock may want to resell those securities in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling security holders who may wish to sell common stock offered hereby. As used in this prospectus, “selling security holders” may include donees and pledgees selling common stock received from a named selling security holder. However, no person who receives the common stock covered by this prospectus will be authorized to use this prospectus for an offer of such common stock without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.

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Selling security holders may agree that:

•	an offering of common stock under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

•	they will enter into custody agreements with one or more banks with respect to such common stock; and

•	that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.

Usually, we will not receive any of the proceeds from any sale of common stock offered by a selling security holder. If we do receive any proceeds, the arrangements and amount will be disclosed in the relevant prospectus supplement.

Selling security holders may sell common stock:

•	through any national securities exchange or automated quotation system on which our securities have been approved for listing or trading in the future or otherwise;
•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell common stock as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

Common stock may be sold at a fixed offering price, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling security holders and/or the purchasers of common stock. The proceeds to a selling security holder from any sale of common stock will be reduced by any compensation and any expenses to be borne by the selling security holder.

If required by the Securities Act and the rules of the SEC, at the time a particular offer of common stock is made a supplement to this prospectus will be delivered that identifies any persons reselling common stock acquired under this prospectus and will provide information about them and describe any material arrangements for the distribution of common stock and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling security holder. We may agree to keep the registration statement relating to the offering and sale by the selling security holders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

Selling security holders and any brokers, dealers, underwriters or agents that participate with a selling security holder in the distribution of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We may agree to indemnify selling security holders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of common stock.

Selling security holders may also offer common stock acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling security holders should seek the advice of their own counsel about the legal requirements for such sales.

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LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from US Ecology, Inc.’s Annual Report on Form 10-K and the effectiveness of US Ecology Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and which (1) expresses an unqualified opinion on the financial statements and includes an emphasis of a matter paragraph referring to a change in method of presenting comprehensive income in 2012 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of these materials may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. We maintain a website at www.usecology.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013; and

2.	our description of our common stock contained in the registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

US Ecology, Inc.

300 E. Mallard Dr.

Suite 300

Boise, ID 83706

Attention: Corporate Secretary

(208) 331-8400

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$100,000,000

US ECOLOGY, INC.

Common Stock

P R O S P E C T U S

, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Delaware law authorizes a corporation to limit or eliminate the personal liability of its directors for monetary damages for breach of a director’s fiduciary duty of care. Delaware law further enables corporations to limit available relief to equitable remedies such as injunction or rescission. Absent the limitations authorized by Delaware law, directors are accountable for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Our Restated Certificate of Incorporation requires us to indemnify to the fullest extent permitted by Delaware law any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was our director or officer or is serving, during their tenure as a director or officer, another enterprise at our request. Our Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Accordingly, our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for the unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware, or for any transaction in which a director has derived an improper personal benefit. The indemnification provided by the Restated Certificate of Incorporation is not exclusive of any other rights to which those seeking indemnification may be otherwise entitled.

We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense.

We believe that the foregoing policies and provisions of our Restated Certificate of Incorporation, as amended, are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filing under the Securities Act or the Exchange Act as indicated in parentheses:

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Exhibit Number	Document
2.1	Share Purchase Agreement dated September 13, 2010 between Marsulex Inc. and US Ecology, Inc. (incorporated by reference from US Ecology, Inc.’s 3rd Quarter Form 10-Q filed on October 28, 2010).
3.1(i)	Restated Certificate of Incorporation (incorporated by reference from US Ecology, Inc.’s 2009 Form 10-K filed on March 4, 2010).
3.2(ii)	Amended and Restated By-Laws (incorporated by reference from US Ecology, Inc.’s Form 8-K filed on December 11, 2007).
4.3	Specimen Certificate representing shares of US Ecology, Inc.’s $.01 par value Common Stock (incorporated by reference from US Ecology, Inc.’s Form S-3 filed on September 9, 1997).
5.1	Opinion of Dechert LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Dechert LLP (included in its Opinion filed as Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on signature page).

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) The undersigned registrant hereby undertakes as follows:

(i) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(ii) that every prospectus: (a) that is filed pursuant to paragraph (i) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boise, ID on the 1st day of March, 2013.

US Ecology, INC.

By:	/s/ Jeffrey R. Feeler
JEFFREY R. FEELER
President and Chief Operating Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey R. Feeler and Eric L. Gerratt, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Feeler	President and Chief Operating Officer (Principal Executive Officer)	March 1, 2013
Jeffrey R. Feeler

/s/ Eric L. Gerratt	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	March 1, 2013
Eric L. Gerratt

/s/ Stephen A. Romano	Chairman	March 1, 2013
Stephen A. Romano

/s/ Victor J. Barnhart	Director	March 1, 2013
Victor J. Barnhart

/s/ Joe F. Colvin	Director	March 1, 2013
Joe F. Colvin

/s/ Daniel Fox	Director	March 1, 2013
Daniel Fox

/s/ Jeffrey S. Merrifield	Director	March 1, 2013
Jeffrey S. Merrifield

/s/ John W. Poling	Director	March 1, 2013
John W. Poling

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